Exhibit 4.3

AMENDMENT NO. 1 TO CREDIT AGREEMENT
AND CONSENTS AND WAIVER
AND AMENDMENT NO. 1 TO
SECURITY AGREEMENT — BORROWERS

This AMENDMENT NO. 1 TO CREDIT AGREEMENT AND CONSENTS AND WAIVER AND AMENDMENT NO. 1 TO SECURITY AGREEMENT — BORROWERS, made as of the 29th day of March, 2005 (this “Amendment”), among UNOVA, INC., a Delaware corporation, UNOVA INDUSTRIAL AUTOMATION SYSTEMS, INC., a Delaware corporation, INTERMEC TECHNOLOGIES CORPORATION, a Washington corporation, INTERMEC INTERNATIONAL INC., a Washington corporation, INTERMEC TECHNOLOGIES MANUFACTURING, LLC, a Washington limited liability company, INTERMEC IP CORP., a Delaware corporation, and UNOVA IP CORP., a Delaware corporation, each a Borrower and collectively as the Borrowers, the financial institutions listed on the signature pages of the Credit Agreement, as the Lenders, KEYBANK NATIONAL ASSOCIATION, a national banking association, as the Administrative Agent for the Lenders, and KEYBANK NATIONAL ASSOCIATION, a national banking association, as the LC Issuer,

WITNESSETH:

WHEREAS, the Borrowers have been extended certain financial accommodations pursuant to the Credit Agreement, dated as of September 30, 2004 (the “Credit Agreement”), among the Borrowers, the Administrative Agent, the Lenders, and the Issuer and the Borrowers have executed the Security Agreement — Borrowers, dated as of September 30, 2004;

WHEREAS, Borrowers and UNOVA Industries, Inc. are in the process of disposing, in one or more asset or stock transactions, the Industrial Automation Systems Segment as permitted by Section 5.3(a)(I) of the Credit Agreement;

WHEREAS, in consideration of the disposition of the Industrial Automation Systems Segment, the Borrowers may receive a combination non-cash consideration including promissory notes, preferred stock, joint venture interests or limited partnership interests as well as cash consideration;

WHEREAS, the Credit Agreement limits the amount of credit extension by the Borrowers and the amount of investments held by the Borrowers and such non-cash consideration may constitute a credit extension or an investment under the Credit Agreement;

WHEREAS, the parties desire: (i) to allow the Borrowers to receive non-cash consideration with respect to such Industrial Automation Systems Segment transactions without violating the terms of the Credit Agreement or having to utilize the permissive credit extension and investment baskets set forth in the Credit Agreement and (ii) to make related adjustments to the Credit Agreement and other Loan Documents by means of consents, waivers and amendments; and

WHEREAS, the Banks which are signatories hereto constitute the “Required Lenders” for the purposes of Section 13.1 of the Credit Agreement;

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrowers, the Administrative Agent, the Lenders and the LC Issuer do hereby agree as follows:

Section 1.               DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

Section 2                CONSENT AND WAIVER.

(a)           Consents.  In accordance with Section 13.1 of the Credit Agreement, the Required Banks hereby consent to:

(i)            any non-cash consideration received by the Borrowers in connection with the sale or other disposition (including any contribution of assets to a Person other than a natural Person) in one or more transactions of the Industrial Automation Systems Segment, and any such non-cash consideration shall: (a) not be included in the calculation of any applicable numeric limitations or baskets set forth in Section 5.3 of the Credit Agreement and (b) not be considered to be or be included in the calculation of Net Proceeds for purposes of any provision of the Credit Agreement except to the extent that cash proceeds are subsequently received in respect of non-cash consideration initially received;

(ii)           the sale or other disposition of UNOVA Industries, Inc. (other than the non Industrial Automation Systems Segment holdings or assets thereof, if any) or the sale or other disposition by UNOVA Industries, Inc. of any equity interest held of record by it in entities which are part of the Industrial Automation Systems Segment;

(iii)          (a) the transfer by UNOVA, Inc. of the shares of UNOVA Canada, Inc. to Intermec Technologies Corporation, (b) the transfer by Intermec Technologies Corporation of the shares of UNOVA Canada, Inc to Intermec Technologies Canada Ltd. and (c) the amalgamation of UNOVA Canada Inc and Intermec Technologies Canada Ltd., but only to the extent all new shares of the surviving entity will be issued to Intermec Technologies Corporation;

(iv)          in the event of sale of substantially all of the assets of Honsberg Lamb Sonderwerzeugmaschinen GmbH, the merger of Intermec Technologies GmbH with Honsberg Lamb Sonderwerzeugmaschinen GmbH and any related equity transfers necessary to accomplish such merger but only the extent (a) the surviving entity which receives ownership of such assets or interests as a result of such transactions is a Wholly-Owned Subsidiary of UNOVA, Inc. and (b) such Subsidiary is or becomes a Borrower or Guarantor if such Subsidiary is not an Excluded Subsidiary or a Foreign Subsidiary, (c) as a result of such transaction or transactions, no Borrower or Subsidiary Guarantor will become an Excluded Subsidiary or Foreign Subsidiary, (d) as a result of such transaction or transactions, no assets of any Borrower or Subsidiary Guarantor (other than assets originally owned by Honsberg Lamb Sonderwerzeugmaschinen GmbH) will become the assets an Excluded Subsidiary or Foreign Subsidiary and (e) in connection with such transaction or transactions, the Borrowers shall comply at all times with the provisions of Section 5.13(b) of the Security Agreement delivered by the Borrowers in connection with the Credit Agreement;

(v)           the transactions contemplated in that certain Purchase and Sale Agreement, dated as of March 17, 2005(the “PSA”), between UNOVA, Inc. and Subsidiaries of UNOVA, Inc. and MAG Industrial Automation Systems LLC., including the extension of credit related to the severance of certain employees to the extent identified in the “Lamb U.K. Restructure Plan” (as defined in such Purchase and Sale Agreement);

(vi)          the transactions contemplated in connection with the Limited Partnership Agreement of Cincinnati Millworks, L.P., a draft (draft date 2\23\05) of which was furnished to the Administrative Agent (the “Millwork LP Agreement”), among Trademark Millworks, L.P., UNOVA Industrial Automation Systems, Inc. and The Kirk & Blum Manufacturing Company; provided that the substance of the executed agreement shall not materially differ from the draft furnished to the Administrative Agent and any change shall be reasonably acceptable to the Administrative Agent; and

(vii)         after consummation of the disposition of the assets of any Subsidiary within the Industrial Automation Systems Segments (an “IAS Entity”), the merger or consolidation of such Subsidiary, with or into, or the disposition of the assets of such Subsidiary to, in each case whether in one or a series of transactions, a Borrower, a Subsidiary Guarantor, an Excluded Subsidiary or a Foreign Subsidiary (whether such disposition is by means of lease, sale, sale-leaseback, license or another type of transfer); provided that: (a) the Borrowers shall comply at all times with the provisions of Section 5.13(b) of the Security Agreement delivered by the Borrowers in connection with the Credit Agreement, (b) as a result of such transaction or transactions, no Borrower or Subsidiary Guarantor will become an Excluded Subsidiary or Foreign Subsidiary, (c) as a result of such transaction or transactions, no assets of any Borrower or Subsidiary Guarantor (other than assets originally owned by such IAS Entity) will become the assets an Excluded Subsidiary or Foreign Subsidiary, (d) such transaction or transactions will not have an adverse effect (other than in a de minimis manner) on the Lenders or any Borrower or Subsidiary Guarantor by reason of, by way of example but not limitation, loss of perfection or priority of the security interests in Collateral held by the Administrative Agent or any increase in the liabilities of any Borrower or Subsidiary Guarantor, (e) any resulting Subsidiary is or becomes a Borrower or Guarantor if such Subsidiary is not an Excluded Subsidiary or a Foreign Subsidiary, and (f) at least thirty (30) days prior to the consummation of any such transaction or transactions, the Borrowers shall notify the Administrative Agent in writing of such transaction or transactions and the structure thereof; provided, further that any such transaction or transactions that would not otherwise be permitted by clause (F) and clause (G) of Section 5.3(a) of the Credit Agreement shall be consummated only if necessary for the Borrowers’ receipt of tax benefits or beneficial tax attributes.

(b)           Waiver.  In accordance with Section 13.1 of the Credit Agreement, the Required Banks hereby waive compliance with the requirements of Section of the 5.01 of that certain Security Agreement — Borrowers, dated as of September 30, 2004, between the Borrowers and the Administrative Agent, with respect to any first tier Foreign Subsidiary of the Industrial Automation Systems Segment until such time as the Borrowers are required to pledge the stock thereof pursuant to the terms of Section 5.2(n) the Credit Agreement.

Section 3.               AMENDMENTS TO THE CREDIT AGREEMENT.

3.1           Amendment to Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended by deleting the existing “Industrial Automation Systems Segment” definition in its entirety and substituting thereof the following definition:

“Industrial Automation Systems Segment” means: (i) the operations of UNOVA Industrial Automation Systems, Inc., R&B Machine Tool Company, UNOVA JSM, Inc., UNOVA IP Corp., Honsberg Lamb Sonderwerkzeugmaschinen GmbH, Cincinnati Machine U.K.

Limited, UNOVA U.K. Limited, The Factory Power Company, Cincinnati Machine Korea Corp., Cincinnati Machine UK Holdings Limited, Cincinnati Machine Holdings UK Limited, UNOVA Canada, Inc., and UNOVA Financing Ltd., (ii) assets classified as “assets held for sale” on the balance sheets of UNOVA, Inc. to the extent comprised of assets retained from the Industrial Automation Systems Segment and (iii) UNOVA Industries, Inc. other than the non Industrial Automation Systems Segment holdings or assets thereof, if any.

Section 4.               AMENDMENT TO SECURITY AGREEMENT — BORROWERS.

4.1           Amendment to Section 1.1.  Clause(f) of the definition of “Excluded Property” in Section 1(c) of the Security Agreement — Borrowers is hereby amended in its entirety to read as follows:

(f)            the capital stock of The Factory Power Company, an Ohio corporation, and the capital stock of any first tier Foreign Subsidiaries of the Industrial Automation Systems Segment (until a pledge of the capital stock of such Foreign Subsidiaries is required pursuant to Section 5.2(n) of the Credit Agreement),

Section 5.               REPRESENTATIONS AND WARRANTIES.

The Borrowers hereby represent and warrant to the Lenders, the Administrative Agent, and the Issuers as follows:

5.1           The Amendment.  This Amendment has been duly and validly executed by an authorized executive officer of each of the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles including principles of commercial reasonableness, good faith and fair dealing (whether enforcement is sought by proceedings in equity or at law).  The Credit Agreement and the Security Agreement — Borrowers, each as amended by this Amendment, remain in full force and effect and remain the valid and binding obligation of the Borrowers enforceable against the Borrowers in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles including principles of commercial reasonableness, good faith and fair dealing (whether enforcement is sought by proceedings in equity or at law).  The Borrowers hereby ratify and confirm the Credit Agreement and the Security Agreement — Borrowers, each as amended by this Amendment.

5.2           Nonwaiver.  Except as expressly set forth herein, the execution, delivery, performance and effectiveness of this Amendment shall not operate nor be deemed to be nor construed as a waiver (i) of any right, power or remedy of the Banks, the Administrative Agent or the European Administrative Agent under the Credit Agreement, Security Agreement — Borrowers, or any other Loan Document, or (ii) of any term, provision, representation, warranty or covenant contained in the Credit Agreement, Security Agreement — Borrowers, or any other documentation executed in connection therewith.  Further, none of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any current or future Potential Default or Event of Default under the Credit Agreement Security Agreement — Borrowers, each as amended by this Amendment.

5.3           Reference to and Effect on the Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement or in the Security Agreement — Borrowers, to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Credit Agreement or the Security Agreement — Borrowers, as amended by this Amendment and each reference to the Credit Agreement or to the Security Agreement — Borrowers in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement or the Security Agreement — Borrowers shall mean and be a reference to the Credit Agreement or the Security Agreement — Borrowers, as amended by this Amendment.

Section 6                CONDITIONS TO EFFECTIVENESS.

This Amendment shall become effective as of the date and time at which each of the following conditions precedent shall have been fulfilled:

6.1           Amendment.  The Administrative Agent shall have received from each Borrower and such requisite number of Lenders as constitute Required Lenders (as defined in the Credit Agreement) an original counterpart of this Amendment, executed and delivered by a duly authorized officer of each such Borrower or each such Bank, as the case may be.

6.2           Credit Agreement Conditions.  Each of the conditions set forth in Section 3.2 of the Credit Agreement shall have been satisfied, as determined by the Administrative Agent, in its reasonable discretion, as of the effective time of this Amendment.

6.3           Certificate as to Documentation.  The Administrative Agent shall have received from UNOVA, Inc. an officer certificate executed by a Responsible Officer of UNOVA, Inc. attaching and certifying executed copies of the PSA.

6.4           Consent Fee.  The Borrowers shall have paid to the Administrative Agent, for the benefit of each of the Lenders which have executed this Amendment, a fee in the amount of $3,000 for each such Lender

Section 7                Additional Undertakings and Covenant of the Borrowers.

The Borrowers hereby agree that non-cash consideration received in connection with the sale of all or any portion of the Borrowers’ Industrial Automation Segment shall constitute Collateral which is pledged to the Administrative Agent for the benefit of itself, the Lenders, and the Issuer.  Promptly upon (but in all cases no later that sixty (60) days after) receipt thereof, the Borrowers will take such steps as the Administrative Agent may reasonably request for the Administrative Agent to obtain a perfected security interest in such Collateral, including delivery to the Administrative Agent of any such notes and preferred stock.  The Borrowers further agree that the executed Millwork LP Agreement shall not materially differ from the draft (draft date 2\23\05) furnished to the Administrative Agent.

Section 8                MISCELLANEOUS.

8.1           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York with out giving effect to the conflict of laws rules thereof.

8.2           Severability.  In the event any provision of this Amendment should be invalid, the validity of the other provisions hereof and of the Credit Agreement shall not be affected thereby.

8.3           Counterparts.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute but one and the same agreement.

IN WITNESS WHEREOF, the Borrowers have caused this Amendment No. 1 to Credit Agreement to be duly executed by their respective officers or agents thereunto duly authorized as of the date first written above.

BORROWERS

UNOVA, INC.

/s/ Kenneth L. Cohen
By:	Kenneth L. Cohen
Its:	Vice President

/s/ Michael E. Keane
By:	Michael E. Keane
Its:	Sr. V.P. and Chief Financial Officer

Notice Office:

UNOVA, Inc., as Borrower Representative
6001 36th Avenue West
Everett, WA 98203
Attention: Treasurer
Telecopy: 425-265-2497
Email: kcohen@unova.com

With a copy to:
Latham & Watkins, LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Attention: Dominic Yoong
Telecopy: 213-891-8763
Email: dominic.yoong@lw.com

UNOVA INDUSTRIAL AUTOMATION SYSTEMS, INC.

/s/ Kenneth L. Cohen
By:	Kenneth L. Cohen
Its:	Vice President

/s/ Michael E. Keane
By:	Michael E. Keane
Its:	V.P.

Notice Office:

UNOVA, Inc., as Borrower Representative
6001 36th Avenue West
Everett, WA 98203
Attention: Treasurer
Telecopy: 425-265-2497
Email: kcohen@unova.com

With a copy to:
Latham & Watkins, LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Attention: Dominic Yoong
Telecopy: 213-891-8763
Email: dominic.yoong@lw.com

INTERMEC TECHNOLOGIES CORPORATION

/s/ Kenneth L. Cohen
By:	Kenneth L. Cohen
Its:	Vice President

/s/ Michael E. Keane
By:	Michael E. Keane
Its:	V.P.

Notice Office:

UNOVA, Inc., as Borrower Representative
6001 36th Avenue West
Everett, WA 98203
Attention: Treasurer
Telecopy: 425-265-2497
Email: kcohen@unova.com

With a copy to:
Latham & Watkins, LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Attention: Dominic Yoong
Telecopy: 213-891-8763
Email: dominic.yoong@lw.com

INTERMEC TECHNOLOGIES MANUFACTURING, LLC

/s/ Kenneth L. Cohen
By:	Kenneth L. Cohen
Its:	Vice President

/s/ Michael E. Keane
By:	Michael E. Keane
Its:	V.P.

Notice Office:

UNOVA, Inc., as Borrower Representative
6001 36th Avenue West
Everett, WA 98203
Attention: Treasurer
Telecopy: 425-265-2497
Email: kcohen@unova.com

With a copy to:
Latham & Watkins, LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Attention: Dominic Yoong
Telecopy: 213-891-8763
Email: dominic.yoong@lw.com

INTERMEC IP CORP.

/s/ Kenneth L. Cohen
By:	Kenneth L. Cohen
Its:	Vice President

/s/ Michael E. Keane
By:	Michael E. Keane
Its:	V.P.

Notice Office:

UNOVA, Inc., as Borrower Representative
6001 36th Avenue West
Everett, WA 98203
Attention: Treasurer
Telecopy: 425-265-2497
Email: kcohen@unova.com

With a copy to:
Latham & Watkins, LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Attention: Dominic Yoong
Telecopy: 213-891-8763
Email: dominic.yoong@lw.com

UNOVA IP CORP.

/s/ Kenneth L. Cohen
By:	Kenneth L. Cohen
Its:	Vice President

/s/ Michael E. Keane
By:	Michael E. Keane
Its:	V.P.

Notice Office:

UNOVA, Inc., as Borrower Representative
6001 36th Avenue West
Everett, WA 98203
Attention: Treasurer
Telecopy: 425-265-2497
Email: kcohen@unova.com

With a copy to:
Latham & Watkins, LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Attention: Dominic Yoong
Telecopy: 213-891-8763
Email: dominic.yoong@lw.com

INTERMEC INTERNATIONAL INC.

/s/ Kenneth L. Cohen
By:	Kenneth L. Cohen
Its:	Vice President

/s/ Michael E. Keane
By:	Michael E. Keane
Its:	V.P.

Notice Office:

UNOVA, Inc., as Borrower Representative
6001 36th Avenue West
Everett, WA 98203
Attention: Treasurer
Telecopy: 425-265-2497
Email: kcohen@unova.com

With a copy to:
Latham & Watkins, LLP
633 West Fifth Street, Suite 4000
Los Angeles, CA 90071-2007
Attention: Dominic Yoong
Telecopy: 213-891-8763
Email: dominic.yoong@lw.com

ADMINISTRATIVE AGENT

KEYBANK NATIONAL ASSOCIATION,
as Administrative Agent

/s/ Marianne T. Meil
By:	Marianne T. Meil
Its:	Vice President

Notice Office:

KeyBank National Association
127 Public Square
Cleveland, Ohio 44114
Attention: Marianne Meil
Telecopy: 216-689-3549
Email: Marianne_Meil@KeyBank.com

Payment Office:

KeyBank National Association
127 Public Square
Cleveland, Ohio 44114
Attention: Marianne Meil
Telecopy: 216- 689-3549
Email: Marianne_Meil@KeyBank.com

LENDERS

KEYBANK NATIONAL ASSOCIATION,
as a Lender

/s/ Marianne T. Meil
By:	Marianne T. Meil
Its:	Vice President

Notice Office:

KeyBank National Association
127 Public Square
Cleveland, Ohio 44114
Attention: Marianne Meil
Telecopy: 216- 689-3549
Email: Marianne_Meil@KeyBank.com

Lending Office:

KeyBank National Association
127 Public Square
Cleveland, Ohio 44114
Attention: Marianne Meil
Telecopy: 216-689-3549
Email: Marianne_Meil@KeyBank.com

BARCLAYS BANK PLC,
as a Lender

/s/ Vincent J. Muldoon
By:	Vincent J. Muldoon
Its:	Director

Notice Office:

Barclays Bank PLC
54 Lombard Street
London EC3P 3AH
Attention: John Davey
Telecopy: 00 44 (0) 870 242 2762
Email: john.davey@barclays.co.uk

Lending Office:

Barclays Bank PLC
222 Broadway
New York 10038
Attention: Shoshana Harrison
Telecopy: 212-412-5306
Email: shoshana.harrison@barclayscapital.com

With a copy to:
10 The South Colonnade
Canary Warf, London
Attention: Graham Smart
Telecopy: 44 (0) 207 773 6807
Email: graham.smart@barclayscapital.com

SILICON VALLEY BANK,
as a Lender

/s/ Uma Vanmane
By:	Uma Vanmane
Its:	Relationship Manager

Notice Office:

Silicon Valley Bank
4700 Carillon Point
Kirkland, WA 09033
Attention: Uma Vanmane
Telecopy: 312-704-1532
Email: uvanmane@svbank.com

Lending Office:

Silicon Valley Bank
3003 Tasman Drive
Santa Clara, CA 95054
Attention: Donna Toney
Telecopy: 408-654-6232
Email: dtoney@svbank.com

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

/s/ James R. Farmer
By:	James R. Farmer
Its:	Vice President

Notice Office:

U.S. Bank National Association
1420 Fifth Avenue 10th Floor PD-WA-T10M
Seattle, WA 98101
Attention: James Farmer
Telecopy: 206-344-3654
Email: james.farmer1@usbank.com

Lending Office:

U.S. Bank National Association
1420 Fifth Avenue 10th Floor PD-WA-T10C
Seattle, WA 98101
Attention: Gail Fortun
Telecopy: 206-344-3741
Email: gail.fortun@usbank.com

THE CIT GROUP/BUSINESS CREDIT, INC.,
as a Lender

/s/ Donald Caskey
By:	Donald Caskey
Its:	V.P.

Notice Office:

The CIT Group/Business Credit, Inc.
300 South Grand Avenue, 3rd Floor
Los Angeles, CA 90071
Attention: Donald Caskey
Telecopy: 213-613-2501
Email: don.caskey@cit.com

Lending Office:

The CIT Group/Business Credit, Inc.
300 South Grand Avenue, 3rd Floor
Los Angeles, CA 90071
Attention: Arda Mendoza
Telecopy: 213-613-2519
Email: arda.mendoza@cit.com

HARRIS TRUST AND SAVINGS BANK,
as a Lender

/s/ Danjuma Gibson
By:	Danjuma Gibson
Its:	Vice President

Notice Office:

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, IL 60603
Attention: Michael W. Leong
Telecopy: 312-461-2432
Email: Michael.leong@harrisnesbitt.com

Lending Office:

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, IL 60603
Attention: Blanca Velez
Telecopy: 312-293-5884
Email:

GENERAL ELECTRIC CAPITAL CORPORATION
as a Lender

/s/ Keith Alexander
By:	Keith Alexander
Its:	Vice President

Notice Office:

General Electric Capital Corporation
350 South Beverly Drive, Suite 200
Beverly Hills, CA 90212
Attention: Keith J. Alexander
Telecopy: 310-785-0644
Email: Keith.Alexander@ge.com

Lending Office:

General Electric Capital Corporation
500 West Monroe Street
Chicago, IL 60661
Attention: Patricia Coughlin
Telecopy: (312) 463-3854
Email: Patri.Coughlin@ge.com

WELLS FARGO BANK, N.A
as a Lender

/s/ Brent Grecian
By:	Brent Grecian
Its:	Vice President

Notice Office:

Wells Fargo Bank, N.A
205 108th Avenue NE Suite 600
Bellevue, WA 98004
Attention: Brent Grecian, Vice President
Telecopy: 425-450-8069
Email: greciabr@wellsfargo.com

Lending Office:

Wells Fargo Bank, N.A
1700 Lincoln Street Suite 300
Denver, CO 80203-4500
Attention: Patricia DelReal Flores
Telecopy: 303-863-2729
Email: Patricia.D.DelReal-Flores@wellsfargo.com

LC ISSUER:

KEYBANK NATIONAL ASSOCIATION,
as LC ISSUER

/s/ Marianne T. Meil
By:	Marianne T. Meil
Its:	Vice President

Notice Office:

KeyBank National Association
127 Public Square
Cleveland, Ohio 44114
Attention: Marianne Meil
Telecopy: 216-689-3549
Email: Marianne_Meil@KeyBank.com

Lending Office:

KeyBank National Association
127 Public Square
Cleveland, Ohio 44114
Attention: Marianne Meil
Telecopy: 216-689-3549
Email: Marianne_Meil@KeyBank.com